Exhibit 99.1

Stephen Russell, CEO
Paul Will, CFO
Celadon Group, Inc.
One Celadon Drive
Indianapolis, IN 46235-4207
317-972-7000

FOR IMMEDIATE RELEASE

Celadon Group Secures New $50 Million Five-Year
Unsecured Credit Facility

INDIANAPOLIS, IN September 29, 2005 - Celadon Group, Inc. (Nasdaq: CLDN) announced today that it has closed a $50 million five-year, unsecured revolving credit facility agented by LaSalle Bank, N.A. The facility will be used to refinance the Company’s existing credit facility and provide for ongoing working capital needs and general corporate purposes. LaSalle Bank, N.A. served as the lead arranger and Fifth Third Bank and JPMorgan Chase Bank, N.A. participated in the facility.

The new facility matures on September 24, 2010, and currently bears interest at the option of the Company at LIBOR plus 87.5 basis points or the prime rate plus zero basis points. Availability under the facility is based on a formula of eligible receivables and revenue equipment. The full $50 million is available for borrowings under the new facility as the Company had zero borrowings outstanding under the previous credit facility. The Credit Facility includes a provision that allows the Company to increase the revolving commitment by $20 million to a total of $70 million in potential available borrowings.

Steve Russell, Chairman and Chief Executive Officer, stated, “We believe the facility is reflective of a top-tier truckload carrier, and we are delighted with the unsecured loan structure of this facility. The facility should provide the Company with increased liquidity and flexibility to continue to execute on our business plan. We believe the Company is well positioned financially to continue its operational improvements, focus on internal efficiencies and cost improvements while executing on our growth through selective acquisition strategy.”

Celadon Group, Inc. is a truckload carrier headquartered in Indianapolis that operates in the U.S., Canada and Mexico. Celadon is also the owner of TruckersB2B, Inc., which is a provider of cost benefits to more than 16,500 member fleets. Please visit the company’s websites at: www.celadontrucking.com and www.truckersb2b.com.

This press release and statements made by Celadon in its stockholder reports and public filings, as well as oral public statements by Celadon representatives, may contain certain forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "intends," "expects," “plans,” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Celadon's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in forward-looking statements. With respect to general business operations, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: excess tractor and trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at our facilities, or at customer, port, border crossing, or other shipping related facilities; our ability to execute our strategic plan; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; increases in insurance premiums and deductible amounts; elevated experience in the frequency or severity of claims relating to accident, cargo, workers' compensation, health, and other matters; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, the volume and terms of diesel purchase commitments, interest rates, fuel taxes, tolls, and license and registration fees; fluctuations in foreign currency exchange rates; increases in the prices paid for new revenue equipment; increases in interest rates or decreased availability of capital or other sources of financing for revenue equipment; decreases in the resale value of our used equipment; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; the timing of, and any rules relating to, the opening of the border to Mexican drivers; challenges associated with doing business internationally; our ability to retain key employees; and the effects of actual or threatened military action or terrorist attacks or responses, including security measures that may impede shipping efficiency, especially at border crossings. Readers should review and consider the various disclosures made by Celadon in this press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. Celadon disclaims any such obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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